Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

________

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-63381, 333-121524 and 333-135602) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of Chesapeake Utilities Corporation of our report dated March 13, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2007